Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Managing Director and Chief Financial Officer of Regency Centers Corporation (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2005

/s/ Bruce M. Johnson
Bruce M. Johnson
Chief Financial Officer